NRG ENERGY, INC.
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                                            Nine Months    Nine Months
                                                                               Ended          Ended
                                                                              Sept. 30       Sept. 30
Earnings:                                                                       1999           1998          1998            1997
                                                                                ----           ----          ----            ----
       Income before taxes                                                     5,119         (18,070)       16,078         (1,509)
       Less: Undistributed equity in earnings of unconsolidated affiliates    (1,363)        (29,873)      (23,391)         6,481
       Add:  Cash distribution from- roject termin- ion                            -               -             -              -
       Ad    Fixed charges                                                    61,075          39,014        51,844         31,920
                                                                           --------------------------------------------------------
                                                                              64,831          (8,929)       44,531         36,892
                                                                           ========================================================

Fixed Charges:
       Interest expense                                                       57,607          37,849        50,313         30,989
       Interest capitalized                                                      151             109           172             98
       Amortization of debt costs                                              2,870             635           897            441
       Approximation of interest in rental expense                               447             421           462            392
                                                                           --------------------------------------------------------
                                                                              61,075          39,014        51,844         31,920
                                                                           ========================================================



Ratio of earnings to fixed charges                                              1.06           (0.23)         0.86           1.16
----------------------------------                                              ====            ====          ====           ====

Deficiency (in thousands)                                                                   $ 47,943      $  7,313
                                                                                           =======================


Rent Expense                                                                   1,355           1,275
                                                                           =========================

Earnings:                                                                       1996           1995           1994
                                                                                ----           ----           ----
       Income before taxes                                                     14,323         40,011         32,010
       Less: Undistributed equity in earnings of unconsolidated affiliates    (17,827)       (20,074)       (18,511)
       Add:  Cash distribution from- roject termin- ion                        15,671        (15,671)           -
       Add:  Fixed charges                                                     16,271          7,619          6,827
                                                                          -------------------------------------------
                                                                               28,438         11,885         20,326
                                                                          ===========================================





Fixed Charges:
       Interest expense                                                        15,430          7,089          6,682
       Interest capitalized                                                       364            250             50
       Amortization of debt costs                                                 255             41             42
       Approximation of interest in rental expense                                222            239             53
                                                                         ---------------------------------------------
                                                                               16,271          7,619          6,827
                                                                         =============================================



Ratio of earnings to fixed charges                                               1.75           1.56           2.98
                                                                                 ====           ====           ====

Deficiency
  (in thousands)


Rent Expense